UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

CARGO Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41859	84-4080422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road
Suite 400
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 499-8950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CRGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025, in connection with its previously announced determination to suspend various development efforts and continue to explore potential strategic alternatives, CARGO Therapeutics, Inc. (the “Company”) entered into an Assignment and Assumption of Lease (the “Lease Assignment”) with Dren Bio Management, Inc. (“Assignee”), pursuant to which the Company assigned to Assignee all of its rights and obligations under its Lease Agreement, dated December 11, 2023, as amended by that certain First Amendment to Lease, dated September 24, 2024 (the “Lease”), for property located at 835 Industrial Road, San Carlos, California 94070 (the “Building”) containing approximately 99,557 rentable square feet on the entire 3rd and 4th floor of the building (the “Premises”).

The Assignee’s obligation to pay monthly rent to Landlord under the Lease will commence on the later of (a) September 1, 2025, (b) the date Assignor delivers the Premises to Assignee broom clean and Fully Decommissioned and in the Required Condition (as such terms are defined in the Lease Assignment), (c) the date on which the Landlord has signed and delivered its written consent to the Lease Assignment and (d) the date the Company has made the deliveries required under Sections 1, 8 and 17 of the Lease Assignment (such date, the “Effective Date”).

In connection with the Lease Assignment, the Company paid (a) $35,800,000 to ARE San Francisco No. 63, LLC (the “Landlord”) in consideration for Landlord’s release of the Company from further liability under the Lease after the Effective Date and (b) $567,474.90 to the Assignee to provide to the Landlord an irrevocable stand by letter of credit covering the security deposit required under the Lease.

As previously disclosed, on July 1, 2024, the Company entered into a Sublease Agreement (the “Sublease”) with Vaxcyte, Inc. (“Vaxcyte”), for approximately 38,200 rentable square feet of the Premises. Pursuant to the Sublease, Vaxcyte has access to additional square feet of common amenities in the Building, at no additional cost to Vaxcyte. The Lease Assignment includes and is subject to all the terms and conditions set forth in the Sublease, and from and after the Effective Date, Assignee is entitled to collect all Sublease Monthly Rent (as defined in the Sublease), Subtenant’s Share (as defined in the Sublease) of all Additional Rent due under the Lease, Other Charges and all other Sublease Rent (as such terms are defined in the Sublease) through the expiration of the Sublease on June 30, 2026.

The Lease Assignment (which includes the Lease and Sublease as Exhibits A and B, respectively) is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lease Assignment does not purport to be complete and is qualified in its entirety by reference to the Lease Assignment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1†	Assignment and Assumption of Lease, dated June 27, 2025, by and between CARGO Therapeutics, Inc. and Dren Bio Management, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	Certain portions of this document constitute confidential information and have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGO THERAPEUTICS, INC.

Date: July 1, 2025	By:	/s/ Anup Radhakrishnan
Anup Radhakrishnan Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer